Exhibit 10.1

WESTELL TECHNOLOGIES, INC.

INDEPENDENT DIRECTOR RESTRICTED STOCK AWARD

THIS STOCK AWARD (“Award”) is granted this ____ day of ________________ the "Grant Date") by Westell Technologies, Inc., a Delaware corporation (“Westell Technologies”) to ______________________ (the “Director”).

WHEREAS, Westell Technologies is of the opinion that its interests will be advanced by granting Director a proprietary interest in Westell Technologies, thus providing Director with a more direct stake in Westell Technologies’ welfare and creating a closer relationship between Director’s interests and those of Westell Technologies;

NOW, THEREFORE, in consideration of services rendered to Westell Technologies by the Director and the services and other conditions required hereunder, Westell Technologies hereby grants this Award to Director pursuant to the Westell Technologies, Inc. 2015 Omnibus Incentive Compensation Plan (the “Plan”) on the terms expressed herein and in the Plan.

1.Stock Award. Westell Technologies hereby grants to Director an award of _______________ (________) shares of Class A Common Stock of Westell Technologies (the “Award Shares”), subject to the forfeiture and nontransferability provisions set forth in Sections 2 and 3, respectively, and the other terms and conditions set forth herein.

2.Restrictions. Except for such proportions as shall have been released pursuant to Section 4 from the forfeiture period set forth in Section 3, the Director shall not sell, assign, transfer, convey, pledge, hypothecate, encumber, donate or otherwise dispose of any of the Award Shares under any conditions (and any disposition or attempted disposition shall be void and of no force or effect whatsoever) until the first anniversary of the Grant Date, at which time the Award Shares shall be released from the restrictions herein if the Director is then a member of the board of directors of Westell Technologies.

3.Forfeiture. Except for such vesting as may occur pursuant to Section 4 below and as provided in Section 5, if Director’s position as a member of the board of directors of Westell Technologies terminates prior to the first anniversary of the Grant Date, for any reason, whether such termination is voluntary or involuntary and whether it occurs by reason of resignation, expiration of term without reelection, removal, or otherwise, any Award Shares not yet vested shall be immediately forfeited and returned to Westell Technologies without any payment or other consideration for the shares. In connection therewith, Director has executed and delivered to Westell Technologies stock powers endorsed in blank and grants Westell Technologies an irrevocable power of attorney to transfer forfeited Award Shares to Westell Technologies.

4.Vesting. On the first anniversary of the Grant Date, 100% of the Award Shares shall become vested and nonforfeitable if Director is then a member of the board of directors of Westell Technologies.

5.Failure to Nominate; Change in Control.

(a)Notwithstanding the provisions of Sections 2, 3 and 4 of this Award, the Director will become immediately vested in all of the Award Shares:

(i)
upon a termination of service following a failure to be nominated by the Board of Directors for re-election as a director (unless failure to be nominated is due to the director’s refusal to stand for re-

election, any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of assets of Westell Technologies or its subsidiaries); or

(ii)	in the event of a Triggering Event following a Change in Control.

(b)For purposes of this Agreement, “Change in Control” and “Triggering Event”, have the following meaning:

(i)	A “Change in Control” of Westell Technologies shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(A)
the consummation of the purchase by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, except the Voting Trust (together with its affiliates) formed pursuant to the Voting Trust Agreement dated February 23, 1994, as amended, among Robert C. Penny III and Melvin J. Simon, as co-trustees, and certain members of the Penny family and the Simon family, of ownership of shares representing more than 50% of the combined voting power of the Company’s voting securities entitled to vote generally (determined after giving effect to the purchase);

(B)
a reorganization, merger or consolidation of Westell Technologies, in each case, with respect to which persons who were shareholders of Westell Technologies immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own 50% or more of the combined voting power entitled to vote generally of Westell Technologies or the surviving or resulting entity (as the case may be);

(C)
a sale of all or substantially all of Westell Technologies’ assets, except that a Change in Control shall not exist under this clause (c) if Westell Technologies or persons who were shareholders of Westell Technologies immediately prior to such sale continue to collectively own 50% or more of the combined voting power entitled to vote generally of the acquirer; or

(D)	any other transaction the Administrator, in its sole discretion, specifies in writing.

(ii)	A “Triggering Event” shall be deemed to have occurred if the Director’s service to Westell Technologies or its successor terminates within one year of a Change in Control.

6.Legend. Certificates representing the Award Shares (and any shares received in respect of the Award Shares as contemplated by Paragraph 8 and the adjustment provision in the Plan) shall bear a legend as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE HOLDER DATED _______________. A COPY OF SUCH AGREEMENT MAY
BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

7.Dividends. Director shall be entitled to receive and retain all dividends and other distributions paid on the Award Shares granted under this Award that have not been forfeited except for stock dividends on unvested Award Shares (which shall be subject to Section 8). Director shall not be entitled to receive any dividends or other distributions on any Award Shares that are paid after the Award Shares have been forfeited.

8.Adjustments and Certain Distributions. In the event that, prior to the termination of the restrictions hereunder on all the Award Shares, Westell Technologies shall have effected one or more stock splits, stock dividends or other increases of its common stock outstanding without receiving consideration therefore, all stock received by Director in respect of the Award Shares that are then subject to the restrictions and risk of forfeiture hereunder shall also be held subject to such restrictions and risk of forfeiture. In addition, any stock or other securities of any Westell Technologies subsidiaries received by Director in respect of any Award Shares that are then subject to the restrictions and risk of forfeiture hereunder shall also be held subject to such restrictions and risk of forfeiture.

9.Non-Transferability. This Award and the rights and privileges conferred by this Award are personal to Director and shall not, until vested, be sold, assigned, transferred, conveyed, pledged, hypothecated, encumbered or donated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

10.Withholding Taxes. Under current law and based upon the status of Director as a nonemployee member of the board of directors of Westell Technologies, lapse of restrictions does not create a withholding obligation. Should any change in law or Director’s status require withholding, the lapse of restrictions on the Award Shares is conditioned on any applicable withholding taxes having been collected by lump sum payroll deduction or by direct payment by the Director to Westell Technologies. If Director does not make such payment when requested, Westell Technologies may refuse to deliver the Award Shares and to remove the legend on the Award Shares unless and until arrangements satisfactory to Westell Technologies for such payment have been made.

IN WITNESS WHEREOF, Westell Technologies has caused this Award to be granted on the date first above written.

Westell Technologies, Inc.

By:
Title:

ACCEPTED:

ASSIGNMENT SEPARATE FROM CERTIFICATE

ASSIGNMENT OF RESTRICTED STOCK THAT HAS BEEN FORFEITED UNDER TERMS OF ______________, ________, STOCK AWARD

FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to Westell Technologies, Inc., ____________ shares of Class A Common Stock of Westell Technologies, Inc., standing in the name of the undersigned on the books of the corporation represented by Certificate No. __________, and does hereby irrevocably constitute and appoint ______________ to transfer said stock on the books of the corporation with full power of substitution in the premises.

Dated:

ACCEPTED: